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                                                                   Exhibit 10.74

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTIONS 200.80(b)(4)
                                                                   AND 240.24B-2

                                SUPPLY AGREEMENT
                              AMENDMENT NUMBER ONE

THIS SUPPLY AGREEMENT AMENDMENT NUMBER ONE ("Amendment") is made and entered into as of June 4, 2004 ("Amendment Effective Date"), by and between GEN-PROBE INCORPORATED, a Delaware corporation, with its principal place of business at 10210 Genetic Center Drive, San Diego, California 92121 ("Gen-Probe") and MGM INSTRUMENTS, INC., a Nevada corporation, with its principal place of business at 925 Sherman Avenue, Hamden, Connecticut 06514 ("MGM"). All capitalized terms used but not defined in this Amendment will have the respective meaning given to them in the Agreement (defined below).

                                    RECITALS

      WHEREAS, MGM and Gen-Probe previously entered into a Supply Agreement having an effective date of January 1, 2002 ("Agreement"); and

      WHEREAS, MGM has developed a thermoelectric device known as the Shaker/Baker, which Gen-Probe desires to have MGM manufacture and supply to Gen-Probe for sale or lease to Gen-Probe's customers under the terms and conditions set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the parties agree to amend the Agreement as follows:

1.    DEFINITIONS

1.1. "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of the preceding definition, "control" shall mean beneficial ownership of more than fifty percent (50%) of the outstanding shares or securities or the ability otherwise to elect a majority of the board of directors or other managing authority.

1.2. "[...***...]" shall mean the [...***...].

1.3. "[...***...]" shall mean the [...***...].

1.4. "Instrument" or "Instruments" shall mean those items identified in EXHIBIT C to the Agreement and in EXHIBIT C-1, which is attached hereto and incorporated by reference herein.

1.5. "MGM Technology" shall mean all techniques, ideas, inventions (including patentable inventions), practices, methods, knowledge, know-how, trade secrets, skill, experience, documents, data or apparatus relating to, and all Patents claiming, any aspect or component of the Shaker/Baker Instrument.

1.6. "Shaker/Baker Instrument" shall mean the instrument described on EXHIBIT C-1 hereto.

                                               *CONFIDENTIAL TREATMENT REQUESTED

1.7. "Specifications" shall mean with respect to the Shaker/Baker Instrument, the specifications and drawings of the Shaker/Baker Instrument provided by MGM as they may be modified from time to time in accordance with Article 3 of the Agreement.

1.8. "Patent" shall mean any (a) U.S. or foreign patent, re-examination, reissue, renewal, extension or term restoration, or (b) pending application for a U.S. or foreign patent, including, without limitation, any provisional application, continuation, continuation-in-part, divisional or substitute application, or inventors' certificate.

1.9. "Person" shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

1.10. "Repair" shall mean to bring an instrument to working order.

1.11. "Retrofit" shall mean to upgrade an instrument to the latest revision or version of an instrument.

1.12. "Refurbishment" shall mean to bring an instrument to nearly new condition.

1.13. "Parts" for purposes of this Amendment shall have the meaning set forth in
Section 2.2.

1.14. "Supply Term" for purposes of this Amendment shall have the meaning set forth in Section 4.1 of this Amendment.

1.15. "Third Party" shall mean any Person other than MGM, Gen-Probe or an Affiliate of MGM or Gen-Probe.

1.16. "Warranty Period" for purposes of this Amendment shall have the meaning set forth in Section 10.3.1 of this Amendment.

2.    SCOPE OF WORK TO BE PERFORMED BY MGM AND GEN-PROBE

2.1 For purposes of this Amendment and only with respect to the Shaker/Baker Instrument, Section 2 of the Agreement shall be amended and replaced in its entirety as follows:

      "2.1 MGM shall manufacture, supply, deliver and service the Shaker/Baker Instrument in accordance with the terms of the Agreement and this Amendment.

      2.2 Gen-Probe may purchase spare parts listed on EXHIBIT E-1 ("Spare Parts Price List"), attached hereto and incorporated by reference herein ("Parts") and the Shaker/Baker Instruments from MGM and then distribute, sell, resell, rent, lease or otherwise dispose of such instruments and parts to users and distributors pursuant to Section 4 of this Amendment."

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

3.    SUPPLY OF INSTRUMENT AND PARTS

3.1 For purposes of this Amendment and only with respect to the Shaker/Baker Instrument, Section 4.1 of the Agreement shall be amended as follows:

      "4.1 The Shaker/Baker Supply Term shall commence on the Amendment Effective Date and shall continue for six (6) years from the Amendment Effective Date ("Supply Term"). Prior to the end of the Supply Term, the parties may agree to renew this Agreement for additional six (6) year periods on the same terms and conditions by executing a Renewal Agreement, an example of which is attached to the Agreement as EXHIBIT G and incorporated by reference herein."

4.    DISTRIBUTION AND EXCLUSIVITY

4.1 MGM grants Gen-Probe the worldwide exclusive right to distribute, sell, rent, lease or otherwise dispose of the Shaker/Baker Instrument [...***...] for six (6) years from the Amendment Effective Date ("Initial Distribution Term"). Gen-Probe may, at its option, extend the Initial Distribution Term for subsequent six (6) year terms (each an "Additional Distribution Term") subject to the terms of Section 5.1 of the Amendment, by providing written notice to MGM prior to the expiration of the Initial Distribution Term or any subsequent term.

4.2 If after the first [...***...] of the Initial Distribution Term, Gen-Probe has failed to distribute, sell, rent, lease or otherwise dispose of any Shaker/Baker Instrument(s) [...***...], then MGM shall also have the right (co-exclusive with Gen-Probe) to distribute, sell, rent, lease or otherwise dispose of the Shaker/Baker Instrument [...***...]. If after the first [...***...] of the Initial Distribution Term, Gen-Probe has failed to distribute, sell, rent, lease or otherwise dispose of any Shaker/Baker Instrument(s) [...***...], then MGM shall also have the right (co-exclusive with Gen-Probe) to distribute, sell, rent, lease or otherwise dispose of the Shaker/Baker Instrument [...***...].

5.    FEES AND PRICING

5.1 For purposes of this Amendment and only with respect to the Shaker/Baker Instrument, Section 5 of the Agreement shall be amended as follows:

      "5.1 In consideration of the rights granted by MGM to Gen-Probe in Section
      4.1 of the Amendment, Gen-Probe shall pay to MGM [...***...], payable upon execution of this Amendment. In the event Gen-Probe elects to extend the Initial Distribution Term or any subsequent term for an Additional Distribution Term, Gen-Probe shall pay MGM [...***...] for each such Additional Distribution Term, payable within [...***...] of Gen-Probe's election to extend such term.

      5.2 Gen-Probe shall pay to MGM the purchase price of [...***...] for each Shaker/Baker Instrument ("Shaker/Baker Instrument Purchase Price") purchased by Gen-Probe from MGM during the period following [...***...] from the Amendment Effective Date.

                                               *CONFIDENTIAL TREATMENT REQUESTED

      5.3 Following the [...***...] anniversary of the Effective Date, MGM may adjust the Shaker/Baker Instrument Purchase Price, [...***...]. In the event that Gen-Probe elects to extend the Initial Distribution Term or any subsequent term for Additional Distribution Terms pursuant to Section 4.1 of the Amendment, Gen-Probe shall pay to MGM the Adjusted Price for each Shaker/Baker Instrument purchased during such Additional Distribution Term.

      5.4 In the event that MGM distributes, sells, rents, leases or otherwise disposes of the Shaker/Baker Instrument to a party other than Gen-Probe (a "Third Party") [...***...] described in Section 5.1 of this Amendment; [...***...].

      5.4 Additional discounts/repayments for each calendar year may be agreed upon by Gen-Probe and MGM, and any such additional discounts/repayments will be set forth in and made a part of EXHIBIT D ("Additional Discounts and Repayments") of the Agreement, without the necessity of amendment of the Agreement or this Amendment.

      5.5 Parts and materials shall be priced as shown on EXHIBIT E-1 ("Spare Parts Price list"). These items will be appropriately wrapped, packaged, and identified with Gen-Probe's and MGM's part numbers, revision, description and any other markings or designations requested by Gen-Probe.

      5.6 All payments hereunder shall be made in United States dollars. Gen-Probe shall pay MGM [...***...] for each Shaker/Baker Instrument [...***...] as set forth in Section 4.2 of the Agreement. The [...***...] shall be paid by Gen-Probe within [...***...] of Gen-PROBe's receipt and acceptance of the Shaker/Baker Instrument."

6.    SERVICE, MANUALS AND REPLACEMENT PARTS

6.1 For purposes of this Amendment and only with respect to the Shaker/Baker Instrument, Section 7 shall be amended as follows:

6.2 The following Sections 7.4 and 7.5 shall be added as follows:

      "7.4 Within three (3) months of the Amendment Effective Date, MGM will provide Gen-Probe with procedures for on-site Repair of the Shaker/Baker Instrument by Gen-Probe service technicians, including a list and pricing of parts necessary for such on-site Repairs.

      7.5 Within [...***...] of the Amendment Effective Date, MGM will:

            7.5.1 Establish repair facilities in the United States and the European Union for the Repair, Refurbishment and/or Retrofit of the Shaker/Baker Instruments beyond the Warranty Period.

                                               *CONFIDENTIAL TREATMENT REQUESTED

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            7.5.2 Establish a menu and price list for each Repair, Refurbishment and Retrofit and update such price list annually for reasonable cost of living and material increases or decreases only.

            7.5.3 Establish a list and prices for replacement parts for preventative maintenance recommended every three (3) years at MGM's repair facilities and update such price list annually for reasonable cost of living and material increases or decreases only."

7. REPRESENTATION AND WARRANTIES

7.1 For purposes of this Amendment and only with respect to the Shaker/Baker Instrument, Section 10.1 and Section 10.3.1 of the Agreement shall be amended as follows:

      "10.1 MGM represents and warrants to Gen-Probe that: (i) it has full corporate authority to enter into the Agreement and this Amendment and to consummate the transactions contemplated herein and to fulfill its obligations set forth in the Agreement and this Amendment; and (ii) the MGM Technology and the Shaker/Baker Instrument do not infringe the intellectual property rights of any Third Party."

      "10.3.1 The Shaker/Baker Instruments and Parts delivered will (i) perform in accordance with the requirements of the Specifications, the ATP, and
      Article 12 of the Agreement; and (ii) be free from defects in material, design, and workmanship for a period of twenty-four (24) months beginning from the date of delivery of the Shaker/Baker Instrument to Gen-Probe (the "Warranty Period"). As to any such Shaker/Baker Instrument defect, MGM shall be relieved of all obligations of liability under Section 10.3.1 of the Agreement if the Shaker/Baker Instrument is operated with any accessory or part not manufactured in accordance with the approved Specifications, or is operated with any fluid or material not jointly approved by MGM and Gen-Probe, or is not operated or maintained in accordance with the Operator's and/or Service Manuals."

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8. BACK-UP MANUFACTURING RIGHTS

8.1 If MGM: (i) discontinues or permanently ceases to manufacture the Shaker/Baker Instrument (unless otherwise agreed to in advance by Gen-Probe); or
(ii) otherwise breaches its supply obligations hereunder ("Back-up License Event"), then, effective as of the occurrence of such Back-up License Event, Gen-Probe shall have a right to purchase from MGM, at a reasonable purchase price to be negotiated in good faith and to conclusion by the parties pursuant to Section 8.3 below, and MGM shall grant to Gen-Probe a non-exclusive, worldwide, irrevocable and perpetual license under the MGM Technology necessary or useful to the manufacture, use, importation or sale of the Shaker/Baker Instrument ("Back-up License"), solely to enable Gen-Probe to make or have made the Shaker/Baker Instruments for distribution, sale, rental, lease or other disposition of the Shaker/Baker Instrument by Gen-Probe. In the event of a Back-up License Event during the Initial Distribution Term or any Additional Distribution Term, MGM shall refund to Gen-Probe a pro-rata amount of exclusive distribution fee paid by Gen-Probe for any remaining portion of such term following a Back-up License Event.

8.2 If a Back-up License Event has occurred, and Gen-Probe has purchased the Back-up License from MGM pursuant to Section 8.1 above, MGM shall cooperate with Gen-Probe in effecting the disclosure and/or transfer, as appropriate, of such MGM Technology as is reasonably necessary to commence or continue commercial manufacture of Shaker/Baker Instrument, and shall provide such technical assistance as Gen-Probe may reasonably require, at Gen-Probe's cost to the extent of any out-of-pocket expenses incurred by MGM in connection therewith. Such cooperation shall include the prompt assignment to Gen-Probe of any Third Party manufacturing or supply contracts relevant to the manufacture of the Shaker/Baker Instrument, or, where assignment is impractical because such Third Party is performing other services for MGM under the same contract, MGM shall take reasonable steps to facilitate a similar agreement between such Third Party and Gen-Probe directly.

8.3 If Gen-Probe notifies MGM in writing that Gen-Probe believes a Back-up License Event has occurred and that Gen-Probe elects to exercise its right to a Back-up License, the parties shall immediately negotiate the purchase price for the Back-up License pursuant to terms of this Section 8.3. If the parties are unable to agree on the purchase price within 10 days despite their best efforts, then each party shall notify the other in writing of its final purchase price offer. With its notice, Gen-Probe shall deliver to MGM payment in an amount equal to its final purchase price offer. MGM shall then immediately take the actions required by Section 8.2. The parties shall then submit the purchase price dispute to arbitration pursuant to Section 16 of the Agreement for decision within 45 days. The arbitrator shall determine the purchase price by selecting one party's final purchase price offer made in accordance with this
Section 8.3. If the arbitrator finds that a Back-up License Event did not occur, the arbitrator shall award MGM [...***...] of the purchase price determined by the arbitrator, as MGM's sole relief; provided, however, that if the arbitrator determines that Gen-Probe acted with intentional bad faith in declaring a Back-up License Event, then the arbitrator may award MGM not more than [...***...] of the purchase price, as MGM's sole relief. Gen-Probe shall pay any additional amount due MGM as a result of the arbitrator's decision within [...***...] business days of the award.

                                               *CONFIDENTIAL TREATMENT REQUESTED

9. INDEMNIFICATION AND LIMITATIONS

9.1 MGM will indemnify and hold harmless Gen-Probe, its officers, directors, employees and agents ("Indemnified Parties") from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys' fees ("Losses") to which such Indemnified Parties may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of
(a) a breach by MGM of any warranty, representation, covenant or agreement made by MGM in this Amendment, or (b) personal injury resulting from the manufacture of the Shaker/Baker Instrument by MGM, except in each case, to the extent such Losses result from, the breach of this Agreement by, or the gross negligence or willful misconduct of, any of the Indemnified Parties.

9.2 Notwithstanding Section 9.1 above or any other provision of this Agreement, MGM will have no liability for any claim based on: (i) Gen-Probe's noncompliance with MGM's Specifications, (ii) any modification of or damage to the Shaker/Baker Instrument after shipment by MGM, including any repair of the Shaker/Baker Instrument performed by a party other than MGM or its designated agent(s), or (iii) use of the Shaker/Baker Instrument in combination with materials or instrumentation from third parties not provided or approved by MGM and used in a manner that is materially inconsistent with the Operator's and Service Manuals for the Shaker/Baker Instrument.

10. LIMITATION OF LIABILITY.

      Except for liability for breach of Section 11 of the Agreement, neither party shall be entitled to recover from the other party any special, incidental, consequential or punitive damages in connection with the Agreement or this Amendment; provided however, that this Section 10 shall not be construed to limit either Gen-Probe's indemnification rights or obligations under Section 9 of this Amendment.

11. FULL FORCE AND EFFECT

      All other terms and conditions of the Agreement remain unchanged and in full force and effect.

12. SIGNATURES

      Facsimile signatures are deemed equivalent to original signatures for purposes of this Amendment.

13. ENTIRE AGREEMENT

      The Agreement and this Amendment constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and there are no promises, representations, conditions, warranties, commitments, understanding, provisions or terms related thereto other than those set forth in the Agreement and this Amendment, and the Agreement and this Amendment supercede all previous understandings, agreements and representations between

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

the parties, written or oral with respect to the subject matter hereof. The provisions of this Agreement may not be waived, changed, modified or amended except by a writing signed by both parties.

      IN WITNESS WHEREOF, the parties have entered into this Amendment by their duly authorized representatives as of the date first written above.

GEN-PROBE INCORPORATED                                MGM INSTRUMENTS, INC.

By:  /s/ Henry L. Nordhoff                            By: /s/ George Mismas
    -----------------------------------                   ----------------------
   Henry L. Nordhoff                                     George Mismas
   President & Chief Executive Officer                   Chief Executive Officer

LIST OF EXHIBITS

EXHIBIT C-1 LIST OF INSTRUMENTS/PRICING

EXHIBIT E-1 SPARE PARTS PRICE LIST

                                   EXHIBIT C-1

                           LIST OF INSTRUMENTS/PRICING

Shaker/Baker Instrument: Thermoelectric device capable of active heating and cooling as well as mixing.

Gen-Probe part number:    [...***...]
Description:              [...***...]
Price:                  $ [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       10
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                                   EXHIBIT E-1

                             SPARE PARTS PRICE LIST

[...***...]

[...***...]
[...***...]

[...***...]

[...***...]

[...***...]

[...***...]

[...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       11